Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration Statement No. 333-144978 on Form F-3 of Vodafone Group Plc of our report dated February 23, 2009 (May 11, 2009 as to the effects of the retrospective adoption of SFAS No. 160) (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” on January 1, 2006 and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” on January 1, 2007 and the retrospective adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51,” which became effective on January 1, 2009) relating to the consolidated financial statements of Cellco Partnership d/b/a Verizon Wireless appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2009.
Deloitte & Touche LLP
New York, New York
May 29, 2009